Exhibit 99.1

Oceaneering Reports Third Quarter 2026 Results

HOUSTON, October 21, 2026 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported third quarter 2026 results.

Third Quarter 2026 Results

•As compared to the third quarter of 2025:
◦Revenue increased 6% to $785 million.
◦Operating income increased 7% to $92.2 million.
◦Net income attributable to Oceaneering decreased 26% to $52.6 million.
◦Adjusted EBITDA increased 7% to $119 million.

•Cash Generation
◦Cash flow provided by operating activities was $163 million.
◦Free cash flow was $142 million.

•Balance Sheet and Capital Allocation
◦Quarter-end cash and cash equivalents totaled $735 million, compared to $506 million at the end of the same period last year.
◦Shares repurchased were 101,038 for approximately $5.0 million.

Rod Larson, Oceaneering's President and Chief Executive Officer, commented, “Our third-quarter results were in line with our guidance and consensus estimates. Subsea Robotics (SSR) delivered improved year-over-year results, while Offshore Projects Group (OPG) continued to perform well. We generated significant free cash flow during the quarter as a result of improved operational cash and lower tax payments and capital spend. We expect free cash flow generation to moderate in the fourth quarter, but we remain on track to achieve the top end of our full-year guidance.

“As we look ahead, we expect to see typical seasonality and changes in geographic and project mix in the fourth quarter. Beyond the fourth quarter, we expect improved performance in 2027, with EBITDA increasing compared to 2026.

“Third-quarter bookings included meaningful awards across SSR, Manufactured Products, and Aerospace and Defense Technologies (ADTech). Together with our existing backlog and sales opportunities across our businesses, this provides a solid foundation as we enter 2027. Based on our current expectations, we are initiating full-year 2027 EBITDA guidance in the range of $430 million to $480 million.”

Third Quarter 2026 Segment Results

As compared to the third quarter of 2025:

•SSR revenue increased to $233 million, operating income rose 16% to $75.4 million, and EBITDA margin expanded to 39%. Higher ROV revenue per day utilized, increased Survey activity, and improved margins in ROV operations and in Survey contributed to the year-over-year improvements. ROV revenue per day utilized increased to $11,781, while ROV fleet utilization remained at 65%. Increased ROV activity in Europe, Guyana, and West Africa largely offset lower activity in the U.S. Gulf.
•Manufactured Products revenue increased 8%, while operating income was relatively flat at $25.1 million and margin decreased to 15%. Umbilical manufacturing activity was relatively stable compared with the prior year. Increased revenue was primarily attributable to the final resolution of a legacy mobility solutions contract, while lower activity and profitability in Grayloc Products affected operating results. As of September 30, 2026, backlog was $435 million. The book-to-bill ratio was 0.77 for the 12-month period ending on September 30, 2026.
•OPG revenue, operating income, and margin remained relatively flat. Results benefited from a favorable mix of installation projects, which more than offset lower activity in West Africa and a less favorable project mix in the U.S. Gulf.
•Integrity Management and Digital Solutions (IMDS) revenue increased 7% while operating income was relatively flat. Increased activity in the Middle East, Europe, and the U.S. Gulf was partially offset by lower activity in West Africa, a shift in project mix, and increased costs in the Middle East.
•ADTech revenue increased 7% to $135 million, operating income decreased to $14.7 million, and margin declined to 11%. The lower operating results reflect increases in pass-through activities and certain program costs.
•At the corporate level, Unallocated Expenses increased to $50.0 million, consistent with expectations.

Fourth Quarter 2026 Guidance

As compared to the fourth quarter of 2025:

Consolidated fourth quarter 2026 revenue is expected to increase and EBITDA is expected to be in the range of $85 million to $95 million.

At the segment level, for the fourth quarter of 2026:
•SSR revenue is expected to increase and operating income is expected to decrease, reflecting lower ROV utilization as certain rigs transit from the U.S. Gulf to other regions, a shift in ROV geographic mix, and increased mobilization costs.
•Manufactured Products revenue and operating income are expected to increase.
•OPG revenue is expected to remain relatively flat and operating income is expected to decrease on changes in project mix.
•IMDS revenue and operating income are expected to increase.
•ADTech revenue and operating income are expected to increase.
•Unallocated Expenses are expected to be in the $50 million range.

Initial Full-Year 2027 Guidance

•Consolidated EBITDA is expected to be in the range of $430 million to $480 million.
•Free cash flow generation is expected to exceed the level forecasted for 2026.
•Share repurchase activity is expected to continue.

Oceaneering will provide more specific guidance on its expectations for 2027 in its fourth quarter 2026 earnings release and conference call.

Liquidity

During the third quarter, Oceaneering completed a series of financing transactions that strengthened its capital structure, including the issuance of $500 million aggregate principal amount of 6.875% Senior Notes due 2034 and the amendment and extension of its revolving credit facility, which increased commitments to $345 million and extended maturity to July 2031. These actions significantly extended

Oceaneering's debt maturity profile, reduced refinancing risk, and enhanced long-term financial flexibility. As of September 30, 2026, Oceaneering held approximately $735 million of cash and, together with available borrowing capacity under its revolving credit facility, had more than $1.0 billion of liquidity to support ongoing operations, strategic investments, and future growth initiatives.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA on a consolidated and on a segment basis (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2026 Consolidated EBITDA Estimate, 2026 Free Cash Flow Estimate, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, October 22, 2026 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time), to discuss its results for the third quarter of 2026, guidance for the fourth quarter of 2026, and initial guidance for the full year of 2027. A link to the webcast is posted on Oceaneering's Investor Relations website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

Forward-Looking Statements

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business, and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: expectation that full-year free cash flow generation will be in line with prior guidance; fourth quarter 2026 guidance for consolidated revenue, consolidated EBITDA, revenue and operating income by segment, and Unallocated Expenses; implied full-year 2026 guidance for consolidated adjusted EBITDA; initial full-year 2027 guidance for consolidated EBITDA and free cash flow; the expectation that share repurchase activity will continue in 2027; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamics, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days utilized, average ROV revenue per day utilized, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, considerable, healthy, or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth, and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development, and production companies; the use of subsea completions and our ability to capture associated market share; future budgetary and fiscal constraints imposed by the United States government, including the risk of government shutdowns; general economic and business conditions and industry trends and uncertainty, including those related to tariffs and retaliatory tariffs; the strength of the industry segments in which we are involved; cancellations of contracts, customer contract disputes, change orders, and other contractual modifications, force majeure declarations, and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms, and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations, and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development, and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military, and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts, or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

About Oceaneering

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, and manufacturing industries.

For more information, please visit www.oceaneering.com.

Contact:

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2026	Dec 31, 2025
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $734,941 and $688,874)				$1,691,204	$1,512,400
Net property and equipment				440,711	451,693
Other assets				643,531	703,161
Total Assets				$2,775,446	$2,667,254

LIABILITIES AND EQUITY
Current liabilities				$769,849	$761,726
Long-term debt				491,417	487,417
Other long-term liabilities				287,298	341,448
Equity				1,226,882	1,076,663
Total Liabilities and Equity				$2,775,446	$2,667,254

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2026	Sep 30, 2025
	(in thousands, except per share amounts)

Revenue	$784,554	$742,898	$768,184	$2,245,167	$2,115,582
Cost of services and products	619,996	590,166	611,202	1,796,357	1,679,412
Gross margin	164,558	152,732	156,982	448,810	436,170
Selling, general and administrative expense	72,405	66,224	68,745	210,632	197,001
Operating income (loss)	92,153	86,508	88,237	238,178	239,169
Interest income	5,789	3,704	4,904	15,754	10,365
Interest expense, net of amounts capitalized	(8,755)	(9,381)	(8,456)	(26,316)	(27,928)
Equity in income (losses) of unconsolidated affiliates	357	97	1,210	1,844	770
Gain (loss) on extinguishment of debt	(19,034)	—	—	(19,034)	—
Other income (expense), net	(1,439)	(1,021)	182	(449)	5,325
Income (loss) before income taxes	69,071	79,907	86,077	209,977	227,701
Provision (benefit) for income taxes	16,509	8,618	22,497	57,728	51,593
Net income (loss)	52,562	71,289	63,580	152,249	176,108
Net income (loss) attributable to noncontrolling interest	(56)	—	(1,435)	(1,491)	—
Net income (loss) attributable to Oceaneering	$52,618	$71,289	$65,015	$153,740	$176,108

Weighted average diluted shares outstanding	100,805	101,057	100,727	100,714	101,446
Diluted earnings (loss) per share	$0.52	$0.71	$0.65	$1.53	$1.74

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2026	Sep 30, 2025
	($ in thousands)
Subsea Robotics
Revenue	$232,995	$218,767	$232,016	$679,284	$643,529
Operating income (loss)	$75,363	$65,142	$66,325	$197,196	$189,279
Operating income (loss) %	32%	30%	29%	29%	29%
ROV days available	23,000	23,000	22,750	68,250	68,250
ROV days utilized	14,897	14,962	14,930	43,501	45,344
ROV utilization	65%	65%	66%	64%	66%

Manufactured Products
Revenue	$168,156	$156,395	$149,030	$460,834	$436,566
Operating income (loss)	$25,066	$24,651	$21,935	$73,086	$52,090
Operating income (loss) %	15%	16%	15%	16%	12%
Backlog at end of period	$435,000	$568,000	$445,000	$435,000	$568,000

Offshore Projects Group
Revenue	$172,523	$171,046	$182,843	$490,742	$485,268
Operating income (loss)	$24,222	$23,692	$30,019	$72,585	$81,021
Operating income (loss) %	14%	14%	16%	15%	17%

Integrity Management & Digital Solutions
Revenue	$75,806	$70,781	$70,844	$214,534	$217,566
Operating income (loss)	$2,752	$2,756	$100	$1,854	$10,865
Operating income (loss) %	4%	4%	—%	1%	5%

Aerospace and Defense Technologies
Revenue	$135,074	$125,909	$133,451	$399,773	$332,653
Operating income (loss)	$14,749	$16,557	$16,425	$39,285	$43,521
Operating income (loss) %	11%	13%	12%	10%	13%

Unallocated Expenses
Operating income (loss)	$(49,999)	$(46,290)	$(46,567)	$(145,828)	$(137,607)

Total
Revenue	$784,554	$742,898	$768,184	$2,245,167	$2,115,582
Operating income (loss)	$92,153	$86,508	$88,237	$238,178	$239,169
Operating income (loss) %	12%	12%	11%	11%	11%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2026	Sep 30, 2025
	(in thousands)

Capital expenditures, including acquisitions	$21,112	$24,215	$23,180	$61,697	$80,575
Capitalized cloud-based service contract costs	5,676	7,161	7,648	20,288	11,424
Total Capital Expenditures	$26,788	$31,376	$30,828	$81,985	$91,999

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$14,342	$13,283	$14,220	$42,280	$37,404
Manufactured Products	2,753	2,768	2,779	8,306	8,159
Offshore Projects Group	4,731	4,290	4,679	14,165	13,642
Integrity Management & Digital Solutions	2,077	1,830	1,966	5,985	5,399
Total Energy Services and Products	23,903	22,171	23,644	70,736	64,604
Aerospace and Defense Technologies	950	1,082	1,016	2,972	2,815
Unallocated Expenses	1,725	2,870	2,769	7,470	8,552
Total Depreciation and Amortization	$26,578	$26,123	$27,429	$81,178	$75,971

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included adjusted net income (loss) and diluted earnings (loss) per share (EPS), each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of earnings before interest, taxes, depreciation, and amortization (EBITDA), EBITDA margins, 2025 consolidated adjusted EBITDA and free cash flow, third quarter of 2026 consolidated adjusted EBITDA, consolidated adjusted EBITDA margins, and free cash flow, fourth quarter of 2026 consolidated EBITDA estimate, full year 2026 free cash flow estimate, and full year 2027 consolidated EBITDA estimate, as well as the following by segment: EBITDA, EBITDA margins, adjusted EBITDA, and adjusted EBITDA margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and adjusted EBITDA margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. Due to the forward-looking nature of EBITDA for the fourth quarter and full year of 2026 and for the full year of 2027, we cannot reliably predict certain of the necessary line items for the reconciliations to net income and, accordingly, have excluded such line items in the reconciliation. EBITDA and EBITDA margins, adjusted EBITDA and adjusted EBITDA margins, and related information by segment are each non-GAAP financial measures. We define free cash flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins, and free cash flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins, and free cash flow (and the adjusted amounts thereof) may not be comparable to similarly titled measures that other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows, or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2026		Sep 30, 2025		Jun 30, 2026
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) attributable to Oceaneering and diluted EPS (GAAP)	$52,618	$0.52	$71,289	$0.71	$65,015	$0.65
Net income (loss) attributable to noncontrolling interest (GAAP)	(56)		—		(1,435)
Adjustments, net of tax effect, for the effects of:
Foreign currency (gains) losses	1,012		97		(335)
Total adjustments, net of tax effect	1,012		97		(335)

Discrete tax items:
Share-based compensation	(4)		(4)		(16)
Uncertain tax positions	(3,759)		(1,106)		736
Valuation allowances	(1,815)		(6,279)		(748)
Other	2,030		(8,236)		(99)
Total discrete tax adjustments	(3,548)		(15,625)		(127)
Total of adjustments	(2,536)		(15,528)		(462)
Adjusted Net Income (Loss) (non-GAAP)	$50,026	$0.50	$55,761	$0.55	$63,118	$0.63
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss) (GAAP)		100,805		101,057		100,727

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Nine Months Ended
	Sep 30, 2026		Sep 30, 2025
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) attributable to Oceaneering and diluted EPS (GAAP)	$153,740	$1.53	$176,108	$1.74
Net income (loss) attributable to noncontrolling interest (GAAP)	(1,491)		—
Adjustments, net of tax effect, for the effects of:
Foreign currency (gains) losses	(1,986)		(246)
Total adjustments, net of tax effect	(1,986)		(246)

Discrete tax items:
Share-based compensation	(2,189)		(1,109)
Uncertain tax positions	(3,596)		(3,526)
Valuation allowances	(2,140)		(11,993)
	892		(9,665)
Total discrete tax adjustments	(7,033)		(26,293)
Total of adjustments	(9,019)		(26,539)
Adjusted Net Income (Loss) (non-GAAP)	$143,230	$1.42	$149,569	$1.47
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss) (GAAP)		100,714		101,446

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2026	Sep 30, 2025
	($ in thousands)

Net income (loss) attributable to Oceaneering (GAAP)	$52,618	$71,289	$65,015	$153,740	$176,108
Net income (loss) attributable to noncontrolling interest (GAAP)	(56)	—	(1,435)	(1,491)	—
Depreciation and amortization	26,578	26,123	27,429	81,178	75,971
Subtotal	79,140	97,412	91,009	233,427	252,079
Interest expense, net of interest income	2,966	5,677	3,552	10,562	17,563
Amortization included in interest expense	(443)	(1,627)	(1,433)	(3,525)	(4,773)
Provision (benefit) for income taxes	16,509	8,618	22,497	57,728	51,593
EBITDA (non-GAAP)	98,172	110,080	115,625	298,192	316,462
Adjustments for the effects of:
(Gain) loss on extinguishment of debt	19,034	—	—	19,034	—
Foreign currency (gains) losses	2,156	999	(1,113)	315	(5,481)
Total of adjustments	21,190	999	(1,113)	19,349	(5,481)
Adjusted EBITDA (non-GAAP)	$119,362	$111,079	$114,512	$317,541	$310,981

Revenue	$784,554	$742,898	$768,184	$2,245,167	$2,115,582

EBITDA margin % (non-GAAP)	13%	15%	15%	13%	15%
Adjusted EBITDA margin % (non-GAAP)	15%	15%	15%	14%	15%

Free Cash Flow

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2026	Sep 30, 2025
	(in thousands)
Net Income (loss) (GAAP)	$52,562	$71,289	$63,580	$152,249	$176,108
Non-cash adjustments:
Depreciation and amortization	26,578	26,123	27,429	81,178	75,971
Other non-cash	20,749	(204)	20,176	50,093	19,896
Other increases (decreases) in cash from operating activities	63,145	4,055	(55,979)	(124,398)	(174,243)
Cash flow provided by (used in) operating activities (GAAP)	163,034	101,263	55,206	159,122	97,732
Purchases of property and equipment	(21,112)	(24,215)	(23,180)	(61,697)	(80,575)
Free Cash Flow (non-GAAP)	$141,922	$77,048	$32,026	$97,425	$17,157

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2027 Consolidated EBITDA Estimate

	For the Year Ending
	December 31, 2027
	Low	High
	(in thousands)
Income (loss) before income taxes	$310,000	$347,000
Depreciation and amortization	105,000	114,000
Subtotal	415,000	461,000
Interest expense, net of interest income	21,000	26,000
Amortization included in interest expense	(6,000)	(7,000)
Consolidated EBITDA	$430,000	$480,000

2026 Consolidated EBITDA Estimate

	For the Three Months Ending
	December 31, 2026
	Low	High
	(in thousands)
Income (loss) before income taxes	$50,000	$67,000
Depreciation and amortization	29,000	25,000
Subtotal	79,000	92,000
Interest expense, net of interest income	7,000	5,000
Amortization included in interest expense	(1,000)	(2,000)
Consolidated EBITDA	$85,000	$95,000

2026 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2026
	Low	High
	(in thousands)
Net income (loss)	$183,000	$194,000
Depreciation and amortization	110,000	106,000
Other increases (decreases) in cash from operating activities	(88,000)	(65,000)
Cash flow provided by (used in) operating activities	205,000	235,000
Purchases of property and equipment	(105,000)	(115,000)
Free Cash Flow	$100,000	$120,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2026
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$75,363	$25,066	$24,222	$2,752	$14,749	$(49,999)	$92,153
Adjustments for the effects of:
Depreciation and amortization	14,342	2,753	4,731	2,077	950	1,725	26,578
Other pre-tax	—	—	—	—	—	(20,559)	(20,559)
EBITDA (non-GAAP)	89,705	27,819	28,953	4,829	15,699	(68,833)	98,172
Adjustments for the effects of:
(Gain) loss on extinguishment of debt	—	—	—	—	—	19,034	19,034
Foreign currency (gains) losses	—	—	—	—	—	2,156	2,156
Total of adjustments	—	—	—	—	—	21,190	21,190
Adjusted EBITDA (non-GAAP)	$89,705	$27,819	$28,953	$4,829	$15,699	$(47,643)	$119,362

Revenue	$232,995	$168,156	$172,523	$75,806	$135,074		$784,554
Operating income (loss) % (GAAP)	32%	15%	14%	4%	11%		12%
EBITDA Margin (non-GAAP)	39%	17%	17%	6%	12%		13%
Adjusted EBITDA Margin (non-GAAP)	39%	17%	17%	6%	12%		15%

	For the Three Months Ended September 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$65,142	$24,651	$23,692	$2,756	$16,557	$(46,290)	$86,508
Adjustments for the effects of:
Depreciation and amortization	13,283	2,768	4,290	1,830	1,082	2,870	26,123
Other pre-tax	—	—	—	—	—	(2,551)	(2,551)
EBITDA (non-GAAP)	78,425	27,419	27,982	4,586	17,639	(45,971)	110,080
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	999	999
Total of adjustments	—	—	—	—	—	999	999
Adjusted EBITDA (non-GAAP)	$78,425	$27,419	$27,982	$4,586	$17,639	$(44,972)	$111,079

Revenue	$218,767	$156,395	$171,046	$70,781	$125,909		$742,898
Operating income (loss) % (GAAP)	30%	16%	14%	4%	13%		12%
EBITDA Margin (non-GAAP)	36%	18%	16%	6%	14%		15%
Adjusted EBITDA Margin (non-GAAP)	36%	18%	16%	6%	14%		15%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2026
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$66,325	$21,935	$30,019	$100	$16,425	$(46,567)	$88,237
Adjustments for the effects of:
Depreciation and amortization	14,220	2,779	4,679	1,966	1,016	2,769	27,429
Other pre-tax	—	—	—	—	—	(41)	(41)
EBITDA (non-GAAP)	80,545	24,714	34,698	2,066	17,441	(43,839)	115,625
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(1,113)	(1,113)
Total of adjustments	—	—	—	—	—	(1,113)	(1,113)
Adjusted EBITDA (non-GAAP)	$80,545	$24,714	$34,698	$2,066	$17,441	$(44,952)	$114,512

Revenue	$232,016	$149,030	$182,843	$70,844	$133,451		$768,184
Operating income (loss) % (GAAP)	29%	15%	16%	—%	12%		11%
EBITDA Margin (non-GAAP)	35%	17%	19%	3%	13%		15%
Adjusted EBITDA Margin (non-GAAP)	35%	17%	19%	3%	13%		15%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2026
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$197,196	$73,086	$72,585	$1,854	$39,285	$(145,828)	$238,178
Adjustments for the effects of:
Depreciation and amortization	42,280	8,306	14,165	5,985	2,972	7,470	81,178
Other pre-tax	—	—	—	—	—	(21,164)	(21,164)
EBITDA (non-GAAP)	239,476	81,392	86,750	7,839	42,257	(159,522)	298,192
Adjustments for the effects of:
(Gain) loss on extinguishment of debt	—	—	—	—	—	19,034	19,034
Foreign currency (gains) losses	—	—	—	—	—	315	315
Total of adjustments	—	—	—	—	—	19,349	19,349
Adjusted EBITDA (non-GAAP)	$239,476	$81,392	$86,750	$7,839	$42,257	$(140,173)	$317,541

Revenue	$679,284	$460,834	$490,742	$214,534	$399,773		$2,245,167
Operating income (loss) % (GAAP)	29%	16%	15%	1%	10%		11%
EBITDA Margin (non-GAAP)	35%	18%	18%	4%	11%		13%
Adjusted EBITDA Margin (non-GAAP)	35%	18%	18%	4%	11%		14%

	For the Nine Months Ended September 30, 2025
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) (GAAP)	$189,279	$52,090	$81,021	$10,865	$43,521	$(137,607)	$239,169
Adjustments for the effects of:
Depreciation and amortization	37,404	8,159	13,642	5,399	2,815	8,552	75,971
Other pre-tax	—	—	—	—	—	1,322	1,322
EBITDA (non-GAAP)	226,683	60,249	94,663	16,264	46,336	(127,733)	316,462
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(5,481)	(5,481)
Total of adjustments	—	—	—	—	—	(5,481)	(5,481)
Adjusted EBITDA (non-GAAP)	$226,683	$60,249	$94,663	$16,264	$46,336	$(133,214)	$310,981

Revenue	$643,529	$436,566	$485,268	$217,566	$332,653		$2,115,582
Operating income (loss) % (GAAP)	29%	12%	17%	5%	13%		11%
EBITDA Margin (non-GAAP)	35%	14%	20%	7%	14%		15%
Adjusted EBITDA Margin (non-GAAP)	35%	14%	20%	7%	14%		15%